Exhibit "A"

                  AGREEMENT FOR THE ISSUANCE, SALE AND PURCHASE
                                 OF COMMON STOCK
                                OF NOVAMED, INC.


This Agreement for Issuance, Sale and Purchase of Common Stock of NovaMed, Inc., Inc, dated as of the 29th day of December, 2000 (the "Agreement") is made by and between AAB Corp., a corporation with offices located at 5009 Lake Avenue #304, White Bear Lake, Minnesota 55110 and Greaco II, Ltd. a corporation with offices located at 630 West 34th Street #201, Austin Texas 78705 (collectively the "Purchaser") and NovaMed, Inc. a corporation with offices located at 623 Hoover St. N.E. Minneapolis, MN 55413 (the "Company"), and provides as follows:

1. Agreement for the Issuance, Sale and Purchase of Shares. Subject to the terms and conditions of this Agreement, the Purchaser hereby agrees to purchase from the Company on December 29, 2000 (the "Closing Date"), in consideration for the settlement of debt in the amount of approximately $250,000 due, based upon the terms of a License Agreement executed March 1, 1998, and as an inducement to the Purchaser to enter into the new License Agreement (attached as Exhibit A to this Agreement) dated December 29, 2000, 17,500,000 shares of common stock, par value $0.001 per share, of the Company (the "Common Stock"). The Common Stock to be issued to the Purchaser in amounts of 8,750,000 to AAB Corp. and 8,750,000 to Graeco 2, Ltd.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser as follows:

     a. Corporate Existence and Power. The Company is a corporation duly organized and validly existing under the laws of the State of Nevada with full corporate power and authority to enter into this Agreement and to perform its obligations hereunder and thereunder.

     b. Due Authorization. The Company has full power and authority to execute, deliver and perform this Agreement and to carry out the contemplated transaction contemplated hereby and thereby have been duly and validly authorized by all be necessary corporate action of the Company and constitute the valid and binding obligations of the Company enforceable against the Company in accordance with its terms.

     c. Conflict With Instruments, Governmental Consents and Approvals.

               (i) The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby will not (A) violate or result in any breach of any of the terms or conditions of, or constitute a default under, the Articles of Incorporation or By- Laws of the Company or (B) result in any violation of any order, writ, injunction or decree. of any court, administrative agency or governmental body.

               (ii) The execution, delivery and performance of this Agreement by the Company do not and will not (A) require any consent, approval, authorization or other order of, action by, filing with or notification to any federal, state, local or foreign government, governmental, regulatory or administrative authority,

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



               agency or commission of any court, tribunal or judicial or arbitrary body, except for such filings as may be necessary with the Securities and Exchange Commission (the "SEC") to report the execution by the Company of this Agreement, or (B) violate or conflict with, or permit the cancellation of or constitute a default under any agreement to which the Company is a party.

     d. Capitalization of the Company. The authorized capital stock of the Company consists of 50,000,000 shares of common stock. As of the date hereof, 18,236,464 shares of common stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable. None of the outstanding shares of common stock was issued in violation any preemptive rights.

     e. Subsidiaries. The Company is the direct or indirect owner of 100% of the outstanding capital stock of the following subsidiaries (the "Subsidiaries"):
Novamed Medical Products Manufacturing, Inc. and Novamedical GmbH.

     f. Majority Ownership of Common Stock. Upon its purchase of the Common Stock as contemplated hereby, the Purchaser shall own approximately 49% of the total number of common stock of the Company that are issued and outstanding immediately upon consummation of the transaction contemplated by this Agreement.

3. Representation and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

     a. Corporate Existence, Etc. The Purchaser is comprised of a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota ("AAB Corp.) and a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands ("Greaco 2, Ltd.") and are duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of public authorities to carry on their business'.

     b. Due Authorization, The Purchaser has full power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement and agreements related hereto, and the transaction contemplated hereby have duly and validly authorized by all necessary corporate actions of the Purchaser. This Agreement has been duly and validly executed and delivered by the Purchaser, and constitutes the valid and binding obligation of the Purchaser enforceable against the Purchaser, in accordance with its terms.

     c. Conflict With Other  Instruments,  Governmental  Consents and Approvals.

               (i) The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby will not (A) violate or result in any breach of any of the terms or conditions of, or constitute a default under, the Articles of Incorporation or By- Laws of the Purchaser or (B) result in any order, writ, injunction or decree of any court, administrative agency or governmental body.

               (ii) The execution, delivery and performance of this Agreement by the Purchaser do not and will not (A) require any consent, approval, authorization or other order of, action by, filing with or notification to any federal, state, local or foreign government, governmental, regulatory or administrative authority, agency or commission of any court, tribunal or judicial or arbitral body, or (B) violate or conflict with, or permit the cancellation of or constitute a default under any agreement to which the Purchaser is a party.

     d. Securities Laws Representations.

               (i) The Purchaser has received and carefully read the audited consolidated balance sheet of the Company as of December 31, 1999 as reported in the Company's 10K filing and the unaudited financial statements as reported in the Company's most recent 10Q filing as of September 30, 2000 which reflects the financial condition of the Company. The Purchaser understands and acknowledges that an investment in the Company involves significant risk including the risk that the Purchaser will lose its entire investment.

               (ii) The Purchaser has been furnished materials relating to the Company, its business and financial condition and any other matter which it has requested and its representatives have been afforded the opportunity to ask questions and receive answers concerning the terms and conditions of the issuance and sale of Common Stock hereby and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense.

               (iii) The Company has answered all inquiries that the Purchaser's representatives have made of it concerning the Company, its business, and financial condition, or any other matter relating to the operation of the Company and the issuance and sale of the Common Stock.

               (iv) The Purchaser is an "accredited investor" within the means of Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser has such knowledge and experience in financial and business matters to enable it to utilize the information made available to it in connection with the issuance of the Common Stock, to evaluate the merits and risks of the prospective investment, and to make an informed investment decision with respect thereto.

               (v) The Purchaser (A) has adequate means of providing for its current needs and possible contingencies, (B) has no need for liquidity in this investment, (C) is able to bear the economic risks of its investment in the Common Stock, and (D) at the present time, can afford a complete loss of such investment.

               (vi) The Purchaser is purchasing the Common Stock for its own account, for investment, and not for distribution, assignment or resale to others, and no other person has any direct or indirect beneficial interest in such Common Stock.

               (vii) The undersigned understands that (A) there is and will be no market for the Common Stock of the Company, (B) the sale of the Common Stock has not been and will not be registered under the Securities Act in reliance of the exemption for non-public offerings provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available; (C) the Company is under no obligation to register the Common Stock on behalf of the Purchaser or to assist it in complying with any exemption. from registration, and (D) the Common Stock may not be sold pursuant to Rule 144 promulgated by the SEC pursuant to the Securities Act unless all of the conditions of such Rule are met.

               (viii) The Purchaser understands that no Federal or State agency has passed upon the Common Stock, or made any finding or determination as to the fairness of the investment or any recommendation or endorsement of the Common Stock, The Purchaser will not transfer the Common Stock without registering or qualifying the same under applicable state securities laws unless such transfer is exempt under such laws.

               (xi) All information which the Purchaser has provided to the Company concerning itself, its financial position, and its knowledge of financial and business matters, including all information contained herein, is true and complete as of the date hereof, and if there should by any adverse change in such information prior to the closing of the sale of the Common Stock, the Purchaser will immediately provide the Company with accurate and complete information concerning any such change.


5. Compliance with Section 4(2). The Purchaser acknowledges and agrees that the following restrictions and limitations are applicable to its purchase of the Common Stock which are being sold to it in reliance on the exemption from registration contained in Section 4(2) of the Securities Act:

     a. The Common Stock may not be sold, pledged, hypothecated or otherwise transferred unless they are registered under the Securities Act and applicable state securities laws or are exempt therefrom.

     b. A legend to the following effect will be placed on any certificates representing the Common Stock:

"THE SECURITIES EVIDENCED BY THE CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE LAW AND NO INTEREST THEREIN MAY BE SOLD,. DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (1) THERE IS AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE' STATE SECURITIES LAWS OR (2) THIS CORPORATION RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL TO THE COMPANY) SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED."


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



6.  Other Agreements.

     a. Directors' and Officers' Indemnification. The Purchaser agrees that the provisions of the Articles of Incorporation and By-Laws of the Company with respect to indemnification will not be amended, repealed or otherwise modified for a period of six years from the Closing Date in any manner that would adversely affect the rights there under of individuals who immediately prior to the Closing were directors, officers, employees or agents of the Company or any of its subsidiaries, unless such modification is required by law.

7. Conditions of Obligations of the Purchaser to Close. The obligations of the Purchaser to consummate the transaction contemplated hereby shall be subject to the fulfillment of each of the following conditions; (i) the approval by the Purchaser's shareholders of this Agreement and the transactions contemplated hereby; (ii) the representations and warranties of the Company contained in this Agreement shall have been true and correct as of the date they were deemed to have been made and shall be true and correct as of the Closing Date with the same force and effect as if made as of the Closing Date (iii) the covenants and agreements in this Agreement to be complied with by the Company on, before, or concurrent with the Closing shall have been complied with and the Purchaser shall have received a certificate from the Company to that effect (iv) no action shall have been commenced or threatened by or before any governmental authority against the Purchaser or the Company seeking to restrain or adversely alter this transaction.

8. Conditions of Obligations of the Company to Close. The obligations of the Company to consummate the transaction contemplated hereby shall be subject to the fulfillment of each of the following conditions: (i) the approval by the Company's Board of Directors of this Agreement and the transactions contemplated hereby; (ii) the representations and warranties of the Purchaser contained in this Agreement shall have been true and correct as of the date they were deemed to have been made as of the Closing Date; (iii) the covenants and agreements in the Agreement to be complied with by the Purchaser or, before, or concurrent with the Closing, shall have complied with the Company shall have received a certificate from the Company to that effect; (iv) no action shall have commenced or be threatened by or before any governmental authority against the Company or the Purchaser seeking to restrain or adversely alter the transaction contemplated hereby or which is likely to render it impossible or unlawful to consummate the transaction contemplated by this Agreement.

9. Closing. The closing of the transactions contemplated by this Agreement (the "Closing"), shall occur on the Closing Date, or such earlier or later date as the parties may agree, by facsimile and wire transfer, or otherwise as the parties may agree,

10. Entire Agreement; Modification. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and neither this Agreement nor any provisions hereof shall be waived, changed, discharged, or eliminated except by an instrument in writing signed by both parties.

11. Notices. Any notice, demand, or other communication which any party hereto in may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if (a) deposited, postage prepaid, in the United States mail, registered or certified mail, addressed to, in the case of the Company, 623 Hoover St. N.E., Minneapolis, MN 55413, Attention, Ruairidh Campbell, and in the case of the Purchaser, AAB Corp. 5009 Lake Avenue #304, White Bear Lake, MN 55110, Attention Art Beisang or Greaco 2, Ltd. 630 W. 34th St. #201, Austin, TX 78705, Attention Dr. Robert Ersek or (b) delivered personally at such addresses.

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



12. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, legal representatives and assigns.

13. Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall constitute one and the same instruments

14. Severability. If any term or other provision of this Agreement is declared by a court of competent jurisdiction to be invalid, all other terms and provisions of this Agreement shall, nevertheless, remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

15. Assignability, This Agreement may not be assigned by the Purchaser without the prior written consent of the Company.

16. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date set forth herein above.


PURCHASER:

AAB Corp.

By: /s/  Art Biesang
   -------------------------------------
Name: Art Biesang
Title: ________________


By: /s/  Dr. Robert Ersek
   -----------------------------------
Name: Dr. Robert Ersek
Title: _________________



THE COMPANY:

NOVAMED, INC.

By: /s/  Ruairidh Campbell
   -----------------------------------------
Name: Ruairidh Campbell
Title: Chairman of the Board, President and Chief
Executive Officer



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



                                    AGREEMENT


     AGREEMENT made and entered into effective the 27th day of December 2000 by and between Graeco II Ltd, and AAB Corp. (herein after referred to as the "Licensors") and NovaMed Medical Products Manufacturing, Incorporated, a Minnesota corporation (hereinafter referred to as the "Licensee"). This agreement is made to supersede the March 1, 1998 Agreement.

     NOW, THEREFORE, in consideration of mutual covenants set forth herein, the parties agree as follows:

1. Terms. As used herein these terms will be defined as follows:

a. Gel Patents. "Gel patents" shall refer to United States Patent No. 5,067,965, Bio-Oncotic Gel for implant prosthesis, any foreign patents corresponding thereto, and/or any divisions, continuations in part, reissues, renewals, extensions or additions thereto.

b. Product. "Product" refers to any product sold by NovaMed Medical Products, Manufacturing, Incorporated or any of its affiliates which is protected by the licensed technology including the claims of the patents and/or any divisions, continuations in part, reissues, renewals, extensions or additions thereto, including but not limited to the patents materials of
     Exhibit I.

c. Net Revenue. "Net Revenue" is the gross revenue received by Licensee and its subsidiaries from sales invoices of Products to independent customers, less returns, refunds, discounts and allocated bad debts. When the Product is sold to a dealer, Net Revenue includes only the amount of revenue derived from the sale to the dealer.

d.   Licensee. "Licensee" means NovaMed Medical Products, Manufacturing, Inc.

e.   Licensor.   "Licensor"   means  Graeco  II,  Ltd  (50%  Licensor)  and  AAB
     Corporation (50% Licensor).

f. Technology. "Technology" means all procedures, processes, instruments, devices, equipment, research, designs, registrations, licenses, permissions, and approvals used in the development, manufacture or sale of product.

                                   WITNESSETH:

(1) The Licensors have developed a material used in and around implantable prosthetic devices (called Bio-Oncotic Gel), (hereinafter referred to as the "Material"), and have invented certain breast implant products, along with methods and materials to manufacture the breast implants some of which is set forth in the documents listed as Exhibit I.

(2) The Licensors desire to license the Licensee as, the Licensee desires to be licensed, as the exclusive licensee for using the licensed technology product and material worldwide.

     NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants hereinafter contained, the parties hereto agree as follows:

I: License Grant

Subject to the terms and conditions hereinafter set forth, the Licensors hereby grant to the Licensee, and the Licensee hereby accepts, an exclusive license worldwide to make use and sell Product (hereinafter referred to as the "License"). Such license is perpetual, subject to the payment of royalties and other obligations of the Licensee herein.

     (A) To utilize all manufacturing processes of the Licensors, the material and all breast implant technology, material, and product and all improvements, thereof, including processing the formulation to be used in connection with the Product and;

     (B) To market and sell breast implant product. The exclusive right and License herein granted shall apply to all processes, and any other improvements, patent applications, or letters patent which the Licensors now own or control, or hereafter shall own or control, relating to the Process of making breast implants.

II: Representation by the Licensors.

The Licensors represent the following:

     (A) That they are the Licensors and have the exclusive right to certain breast implant product patents described herein, and patent applications to be filed thereon.

     (B) That they have at no time filed, or caused to be filed, applications for breast implant patents, or obtained in their name, or caused to be obtained in the name of others, any breast implant patents in the United States or elsewhere in respect of the Material, other than that specified in Exhibit I.

III: Payment of Royalties.

     (A) The Licensee shall pay to the Licensors a royalty (hereinafter referred to as the "Royalty") equal to 7.5% of the net revenue of the product (gross revenue less discounts and returns) made by the Licensee as a result of the distribution and sale of the Product including any sale of license to market the Product, and any revenue in any form received by Licensee in connection with such license, (hereinafter referred to as "Net Revenue"), said percentage to be determined as follows: 7.5% of all Net Revenues of the product.

     (B) Minimum royalty payments of $21,000.00 ($3,500.00 per month) shall be made, no later than the first day of each six month period of this Agreement. Starting May 1, 2001 and the six-month anniversary minimum royalty payment of $21,000.00 shall continue to be made, no later than the first day of each six-month anniversary thereafter for the term of the Agreement. In the event net revenue for any month results in an earned royalty due the Licensor in excess of the $3,500.00 minimum, such excess royalty payment will be made, no later than the first day of the second month following the month in which the Product sales were made. Earned royalty payments shall be made equal to the earned royalty minus the minimus royalty payment already paid. The Licensee will make the first minimum royalty payment on May 1, 2001 and the first monthly earned royalty

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



payment (if any) in excess of the $3,500.00 minimus royalty will be paid on July 1, 2001. The earned royalty payment (if any) will continue to be made, no later than the first day of each month for the term of the Agreement.

     (C) For each royalty payment made, Licensees agree to keep and maintain records regarding such royalty payment for a period of three (3) years in sufficient detail to enable the royalties payable to be determined. Licensees further agree to permit its books and records to be examined by an independent certified public accountant selected by Licensors at mutually agreed and reasonable times, but no more often than quarterly, to verify such reports. Such examination is to be made at Licensors' expense, except in the event that the results of the examination reveal an under-reporting of royalties due of five percent (7.5%) or more, then the costs of such examination shall be paid by Licensees.

     (D) During the term of the Agreement, the Licensee shall, within thirty days after the last day of each month of each year, furnish to the Licensors an accurate written statement setting forth the dollar volume of net sales during the preceding calendar quarter with respect to which the Royalty is payable to the Licensors.

     (E) The Licensee agrees to keep full, accurate and complete records and books of account relating to its operations under this Agreement, to be kept available for at least three years. All of said records and books of account of the Licensee as shall be maintained shall be open at all reasonable times during business hours throughout the term of this Agreement and for a period of two years thereafter for the inspection and audit by any duly authorized auditor of the Licensors, at the latter's expense, and not more often than once in each three-month period, to ascertain the accuracy of Royalty payments made hereunder by the Licensee or claimed to be due hereunder by the Licensors.

     (F) All payments of Royalties will be made to the Licensors at the addresses contained herein, or to such successive addresses, as Licensor shall make known to the Licensee by Certified Mail. The Royalties shall be divided by the Licensee and forwarded, the fraction of the total payment to each Licensor as follows: Graeco 2, Ltd. 50%, and AAB Corporation 50%.

     (G) Notice and communications shall be sent to the parties and the address listed below. Parties agree to notify each other of any address changes by certified mail.

         NovaMed Medial Products, Manufacturing Incorporated
         623 Hoover Street N.E., Minneapolis, Minnesota 55413

         Graeco II, Ltd.
         630 W. 34th St., Suite 201, Austin, Texas 78705

         AAB Corporation
         5009 Lake Avenue #304, White Bear Lake, Minn. 55110

     (H) The royalties payable pursuant to this Agreement will continue for the longer of the term of any product Patent or twenty (20) years from the date of this Agreement.

IV: Term of License.

     (A) The term of the license is perpetual, subject to the payment of royalties and the other conditions of the license, but the license may be terminated at any time by the mutual agreement of the Licensors and the Licensee.

     (B) Ownership of Intellectual Proper and Patent Application Rights. Subject to the terms of this Agreement, all intellectual property related to breast implants including, without limitation all breast implants, intellectual property, breast implant patents, manufacturing processes, patent applications, and product improvements will be the property of the Licensors and the Licensee shall execute the assignment of Exhibit I attached hereto.

Said Assignments shall not be deemed and not intended by the parties to be security interests but are designed to reconvey all right, title and interest in said Patents, together with the rights to manufacture, use, sell develop and produce products thereunder.

     (C) Upon termination, all material on Exhibit II shall immediately become the property of the Licensors and all rights, title, and interest is hereby transferred to the Licensors and upon termination of this Agreement hereby pursuant to the provisions of the above section OR OTHERWISE, THE Licensee shall promptly return to the Licensors all data, records, testing results, product material, registrations, registration applications and other proprietary information to the Process, or any improvements thereof. If the License shall be terminated by the Licensors, other than by reason of a breach by the Licensee of its obligations hereunder, Licensors shall thereafter be free to enter into any license, assignment or other agreement which they deem appropriate in connection with the Material or any improvement thereof, and the Licensee shall not thereafter utilize the Material, or otherwise process, condition, distribute or sell the Material or any part thereof.

     (D) Warranties. Licensors agree and warrant as follows:


     a. Licensors have not transferred, disposed of or encumbered breast implant product intellectual property including product patents and patent applications.

     b. Licensors have not filed, or caused to be filed, any other Patent Applications or Patents for the same or similar products, designs or applications in their name or in any other name in the United States or elsewhere with respect to the claims in the Gel Patent, or any related products, except as disclosed to NovaMed Medical Products, Mfg., Inc.

     (E) Indemnification Claims. Licensees agree to indemnify, hold harmless and defend Licensors against any and all claims for death, illness, personal injury, property damage, or improper business practices arising out of the manufacture, use, sale or other disposition of inventions, Patents, Licensed Products or technology by Licensees or their customers.

     (F) Disclaimer of Warranties. Except as expressly set forth in this Agreement, LICENSORS MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED. THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE LICENSED PRODUCTS WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER RIGHTS OR ANY OTHER EXPRESS OR IMPLIED WARRANTIES.

     (G) Infringement by Others. Licensees shall promptly inform Licensors of any suspected infringement of any Licensed Patents by a third party. During the exclusive period of this Agreement, Licensors and Licensees each shall have the right to institute an action for infringement of the Licensed Patents against such third party in accordance with the following, provided that neither party can settle such action without the consent of the other party, which consent shall not be unreasonable delayed or withheld:

     a. If Licensors and Licensees agree to institute suit jointly, the suit shall be brought in both their names, the out-of-pocket costs thereof shall be borne equally, and any recovery or settlement shall be shared equally. Licensees and Licensors shall agree to the manner in which they shall exercise control over such action. Licensors may, if they so desire, also be represented by separate counsel of their own selection, the fees for which counsel shall be paid by Licensors.

     b. In the absence of agreement to institute a suit jointly, Licensors may institute suit and, at their option, join Licensees as a plaintiff. If Licensors decide to institute suit, then it shall notify Licensees in writing. Licensees failure to notify Licensors in writing, within fifteen (15) days after the date of the notice, that it will join in enforcing the patent pursuant to the provisions hereof, shall be and be deemed conclusively to be Licensee's assignment to Licensors of all rights, causes of action, and damages resulting from any such alleged infringement. Licensors shall bear the entire cost of such litigation and shall be entitled to retain the entire amount of any recovery or settlement.

     c. In the absence of an agreement to institute a suit jointly and if Licensors notify Licensees that they have decided not to join in or institute a suit, as provided in (a) or (b) above, Licensees may institute suit and, at its option, join Licensors as plaintiffs. Licensees shall bear the entire cost of such litigation and shall be entitled to retain the entire amount of any recovery or settlement; provided, however, that any recovery in excess of litigation costs shall be deemed to be Net Sales and Licensee shall pay Licensors royalties thereon at the rates specified herein.

     (H) Default.  Licensors may terminate  this Agreement as to the Licensee if
Licensee:

     a.   Is in default in payment of royalties;

     b.   Is in breach of any provision hereof.

Provided, however, that in the event of an alleged default Licensors will provide written notice of the defaulting party by messenger or certified mail, return-receipt requested and the defaulting party shall have twenty (20) days from receipt of the notice by messenger or certified mail, return-receipt requested to cure the default.

Upon termination of the license, the Licensees shall promptly return to the Licensors all product, material, data, records, testing results, trade secrets, know-how, trademarks, foreign patents, regulatory submissions, and other proprietary information to the process, or an improvement thereof. If the Licensees shall be terminated by the Licensors, Licensors shall thereafter be free to inter into any license assignment or to any agreement which they deem appropriate in connection with the material or any improvement thereof, and the Licensees shall not thereafter utilize the material or otherwise process, condition, distribute or sell the material or any part thereof.

     (I) Sublicense. Licensees shall not assign their rights and obligations hereunder, except to the extent that they may assign any marketing and selling obligations to a dealer, without the written consent of Licensors, which shall not be unreasonably withheld.

     (J) Severability. If any of the terms of this Agreement are found unenforceable for any reason, those provisions shall be severed from the Agreement and all remaining provisions of the Agreement shall be deemed in full force and effect, except to the extent that the provisions severed render the substance or the effect of the Agreement impossible to carry out.

     (K) Arbitration. The parties hereto agree that any and all disputes as to the validity or terms of this agreement, or any breach thereof will be decided by binding arbitration. An arbitration may be commenced by either party by making a written demand for arbitration and mailing such demand by first class mail, postage prepaid, to the other parties. The parties shall attempt to agree on an arbitrator, but if they are unable to do so after 30 days, then the matter shall be referred to the American Arbitration Association ("AAA") for resolution in accordance with the procedures of AAA. The arbitrator shall have the right to assess damages, render declaratory relief, order specific performance, and assess costs and disbursements, including the arbitrator's fees.

     (L) Entire Agreement, Caption. This Agreement constitutes the entire agreement between the parties and there are no additional agreements or consideration offered or expected in support hereof. Captions included herein are for convenience only and shall not be considered a term hereof.

     (M) Heirs and Assigns. This Agreement is binding on all current and former officers, directors, employees, heirs and assigns or the parties hereto.

     (N) Applicable Law. This Agreement shall be construed according to the laws of the State of Minnesota.

     (O) Graeco II, Ltd. and AAB Corp. The parties hereto agree that the royalties payable hereunder shall continue to be paid to Graeco II, Ltd. and AAB Corp.

     (P) Verification of Comprehensive of Agreement. The parties executing this Agreement verify that they have reviewed the terms hereof and legal counsel of choice and understand the terms and effect of this Agreement and will execute any and all documentation necessary to carry out the goals, purposes and terms of this Agreement.

     (Q) Cancellation of Prior/Royalty and Licensing Agreement. All prior Royalty Agreements by and between any of the parties hereto or their assignees are canceled effective upon execution of this agreement.

     (R) Improvements. Licensors agree that they will provide NovaMed Medical Product, Inc. all information, know-how, technical data, improvements and suggested revisions to the Product. NovaMed Medical Product, Mfg., Inc. will provide the Licensors access to current manufacturing procedures, unpublished clinical data, regulatory agency submissions, and Product complaint files for the purpose of improving the Products. Licensors will submit all Product improvements to NovaMed Medical Product, Inc. and royalties will be paid to Licensors for all improved Products.

NovaMed Medical product, Mfg., Inc. shall not be responsible to pay for the time Licensors spend designing or developing the improvement or Product revision, unless specifically requested as described elsewhere in this Agreement as consulting services.

     (S) Patent Infringement Claims. NovaMed Medical Product, Mfg., Inc. agree that they will defend, hold harmless and indemnify Licensors on and from patent infringement claims against NovaMed Medical Products, Mfg., Inc. and/or Licensors on Patents or Products which are the subject of this Agreement. Licensors agree to provide technical assistance, exclusive of the services they are providing under other sections of this Agreement, to assist in the defense of such actions.

V: Regulator Approvals.

The Licensee agrees that it shall diligently prepare, submit to and prosecute with European regulators a CE Mark and the U.S. FDA of the Federal Government and all other federal, state and local regulatory bodies or agencies having jurisdiction, protocols or other applications, and all amendments and revisions thereto, covering the safety and advisability of utilizing the breast implant product or any other thereof, in connection with the breast implant products, the Licensee agrees to spend all sums reasonable necessary in connection with such preparation, submission and pursuit of government approvals.

VI: Technical Assistance.

The Licensee agrees promptly to reimburse each of the Licensors for any and all expenses incurred by each of the Licensors in connection with rendering services to the Licensee pursuant to the provisions of this Agreement upon the presentation of such the Licensors to the Licensee of appropriate invoices or vouchers therefore, provided, however, that approval for any such expenses is obtained in advance from the Licensee, which approval shall not be unreasonably withheld.

VII: Confidentially.

The Licensees agree to maintain confidentiality of all technical know-how and all proprietary information related to the License herein throughout the term of this License and for a period of five years in the event this License is terminated for any reason.

VIII: Entire Agreement, Caption.

     This Agreement, including Exhibit I constitutes the entire agreement between the parties and there are no additional agreements or consideration offered or expected in support hereof. Captions included herein are for convenience only and shall not be considered a term hereof.

IX. Heirs and Assigns.

     This Agreement, including Exhibit I and exhibit II is binding on all current and former officers, directors, employees, heirs and assigns of the parties hereto.

Signatures:


December 27, 2000                    /s/  Ruairidh Campbell
---------------------------------    -------------------------------------------
Dated                                Ruairidh Campbell, Officer
                                     NovaMed Medical Products
                                     Manufacturing, Inc. (Licensee)


December 27, 2000                    /s/  Robert A. Ersek, MD
---------------------------------    -------------------------------------------
Dated                                Robert A. Ersek, MD, for
                                     Graeco II, Ltd. (50% Licensor)


December 27, 2000                     /s/  Arthur A. Beisang
---------------------------------     ------------------------------------------
Dated                                 Arthur A. Beisang,  for
                                      AAB Corp. (50% Licensor)

                                    EXHIBIT I

U.S. Patent                         4,955,909              September 11, 1190
                                    (S.N. 07/496,234)

U.S. Patent                         5,260,965              November 26, 1191
                                    (S.N. 07/304,764)

Canadian Patent application         2,057,044              filed March 20, 1991

European Patent Application         91905674.7

Patent No. 0521015

Issued in Austria, Belgium, Switzerland, Germany, Spain France, Denmark, Greece, Italy, Liechtenstein, Luxembourg, The Netherlands, Sweden and the United Kingdom

U.S. Patent       5,997,574 and any corresponding foreign patent applications

U.S. Patent       5,630,844 and any corresponding foreign patent applications

U.S. Patent       6,162,251 and any corresponding foreign patent applications

U.S. Patent       09/452,656 and any corresponding foreign patent applications




















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